Exhibit 99.1

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis provides a description of the material elements of the Company’s executive compensation practices for its named executive officers. This description should be read in conjunction with the Summary Compensation Table and related tables in this document.

For 2009, we expect that our named executive officers consisted of the Chief Executive Officer, the Chief Financial Officer, two Interim Chief Financial Officers, a former Chief Financial Officer, and the three other executive officers who, based on a determination as of the date of this Current Report on Form 8-K, received the highest amount of total compensation in 2009, as follows:

Name	Position
Mr. J. Cameron Drecoll	Chief Executive Officer
Ms. Stephanie K. Kushner	Chief Financial Officer
Mr. Lars Moller	President, Technology and International
Mr. Robert A. Paxton	Senior Vice President, Human Resources
Mr. Jesse E. Collins, Jr.	Group President
Mr. Matthew J. Gadow	Former Chief Financial Officer
Mr. Stephen E. Graham	Former Interim Chief Financial Officer
Mr. Kevin E. Johnson	Corporate Controller, Chief Accounting Officer and Former Interim Chief Financial Officer

As disclosed in the above table, the Company made several changes with regard to the Chief Financial Officer position in 2009.  Mr. Matthew J. Gadow was the Chief Financial Officer at the beginning of 2009 until entering into a separation agreement with the Company effective April 30, 2009. Subsequent to Mr. Gadow’s departure, the Company commenced a search for a permanent replacement.  As a result of the search, Ms. Stephanie K. Kushner was appointed as our Chief Financial Officer effective August 15, 2009. From July 29, 2009 until August 14, 2009, Ms. Kushner served in the role of financial and business advisor reporting directly to the Company’s Chief Executive Officer.  During the interim period, the Chief Financial Officer position was filled as follows:

•       Mr. Stephen E. Graham was appointed as our Interim Chief Financial Officer effective April 30, 2009.
Mr. Graham’s interim appointment was for a period of three months from his date of hire. On June 5, 2009, Mr. Graham provided us with his resignation from the position of Interim Chief Financial Officer, effective June 19, 2009.

•       Mr. Kevin E. Johnson was appointed as our Interim Chief Financial Officer effective July 13, 2009 through August 14, 2009. Mr. Johnson assumed the role of Corporate Controller and Chief Accounting Officer on August 15, 2009.

Role of Compensation Consultant

Pursuant to the terms of its charter, the Compensation Committee has the authority to retain independent advisors to assist in carrying out its responsibilities. In accordance with this authority, in 2009, the Compensation Committee continued to engage the services of Hewitt Associates LLC (“Hewitt”), an outside global human resources consulting firm, as its independent outside consultant to advise the Compensation Committee on compensation matters.

In 2009, Hewitt assisted in the following matters:

•       Review of custom peer group;

•       Preparation of a competitive compensation review with respect to the Chief Executive Officer and other executives;

•       Assistance with the development of incentive compensation plans;

•       Input regarding outside director compensation; and

•       Preparation of other analyses and providing advice on other aspects of our executive compensation policies and programs as requested by the Compensation Committee.

Role of Executive Officers in Compensation Decisions

The Board of Directors, based upon recommendations of the Compensation Committee, makes compensation decisions regarding the executive officers. The Compensation Committee approves equity grant recommendations. However, in making its decisions, the Compensation Committee seeks and considers input from senior management. Senior management regularly participates in the Compensation Committee’s activities in the following specific respects:

•       The Chief Executive Officer reports to the Compensation Committee with respect to his evaluation of the performance of our senior executives, including the other named executive officers. Together with the Senior Vice President, Human Resources, the Chief Executive Officer makes recommendations as to compensation decisions for these individuals, including base salary levels and the amount and mix of incentive awards.

•       The Chief Executive Officer, the Chief Financial Officer, and the Senior Vice President, Human Resources, develop and recommend performance objectives and targets for our incentive compensation programs. The Senior Vice President, Human Resources, and General Counsel assist the Chairman of the Compensation Committee in developing meeting agendas and manage the preparation and distribution of pre-meeting informational materials on the matters to be considered.

•       The Chief Executive Officer, the General Counsel, and the Senior Vice President, Human Resources, attend the Compensation Committee’s meetings. Management generally does not attend the executive session of the Compensation Committee. However, there are times when the Compensation Committee requests that the Chief Executive Officer be present for all or a portion of an executive session.

Executive Compensation Philosophy and Objectives

Until March 2009, we did not have a formalized compensation philosophy or structure adopted by the Board of Directors. Consequently, compensation levels for many of the Company’s executives were negotiated at the time when such executive was hired by the Company. Since the beginning of its engagement in August 2008, Hewitt has worked with the Compensation Committee and management to develop a formalized compensation philosophy. In December 2008, the Compensation Committee approved and adopted a philosophy which is designed to be competitive in nature by providing executives with meaningful rewards, while maintaining alignment with stockholder interests, affordability, corporate values and important management initiatives. The philosophy, approved by the Board of Directors in March 2009, is specifically designed to:

•       Attract, motivate, and retain highly experienced executives who are vital to our short- and long-term success, profitability, and growth;

•       Create alignment with executives and stockholders by rewarding executives for the achievement of strategic goals that successfully drive our operations and, thereby, enhance stockholder value;

•       Differentiate executive rewards based on actual individual and Company performance; and

•        Provide total compensation levels that are targeted between the 50th to 75th percentiles of competitive market practice based on the list of peer group companies set forth below. To achieve this, base salaries are structured using the 50th percentile of market practice as a guideline, annual bonus opportunities are targeted between the 50th to 75th percentiles of market practice, and long-term incentives are structured using the 50th percentile of market practice as a guideline.

In accordance with this philosophy, the Compensation Committee believes that the executive compensation package should consist of cash and equity-based compensation, including base salary, an annual cash incentive opportunity, and long-term equity-based incentives.

Setting Executive Compensation

The Compensation Committee structures the executive compensation plans and programs based on the above stated compensation philosophy and objectives. In furtherance of its philosophy and objectives, in late 2009, the Compensation Committee asked Hewitt to update relevant market data regarding executive pay opportunities.

As part of the process of providing market data, Hewitt and the Compensation Committee reviewed the   26-company peer group that was developed for the Company in 2008. One company, VeraSun Energy Corp., was removed due to its filing for bankruptcy protection. The remaining 25 companies were analyzed for benchmarking purposes. Although many of the remaining companies in the peer group are not direct peers (due to the Company’s specialized business), other critical factors were considered when the group was initially developed in 2008 including annual revenue, revenue growth, recent initial public offerings, and industry competitors for talent, customers, and investors. Based on these and other factors, the following 25 companies make up the custom peer group:

Altra Holdings Inc.	Esco Technologies Inc.	Powell Industries Inc.
American Commercial Lines	Franklin Electric Co., Inc.	RBC Bearings Inc.
Ameron International Corp.	Gardner Denver Inc.	Regal-Beloit Corp.
Astec Industries Inc.	GE Energy Services	Robbins & Myers Inc.
Brush Engineered Materials	Graco Inc.	Texas Industries Inc.
Coleman Cable Inc.	GT Solar Intl Inc.	Titan Machinery Inc.
Colfax Corp.	Infinera Corp.	Valmont Industries Inc.
Curtiss-Wright Corp.	Opnext Inc.
Edison Mission Group	Otter Tail Corp.

For comparison purposes, the Company’s annual revenues are below the median revenues of the peer group. Because of the variance in size among the companies comprising the peer group, regression analysis is used to adjust the compensation data for differences in company revenues. This adjusted value is used as the basis of comparison of compensation between the companies in the peer group and the Company. We use this approach to competitive benchmarking because we believe that our senior executives have skills that are transferable across industries, and this approach allows us to better attract, retain, and appropriately reward our executives.

While general economic conditions  and the Company’s  2009 financial performance were not in-line with expectations of the Compensation Committee when it set the revenue scope in its 2008 benchmarking analysis, the Compensation Committee decided to continue to utilize the same revenue scope that was used in its 2008 benchmarking analysis for comparison purposes. The Compensation Committee believes that in order to continue to attract and retain executive talent, it was important to assess executive pay levels based on a consistent approach since our long-term strategic goals have not changed significantly from 2008.

Elements of Compensation

Overview and Analysis

Beginning in 2009, the Compensation Committee implemented a formalized compensation structure for executives that included base salary, an annual incentive opportunity, and long-term incentives. In allocating compensation among these components, the Compensation Committee believes that the compensation of senior executives (having the greatest ability to influence the Company’s performance) should be predominantly performance-based. The Compensation Committee does not solely use a formulaic approach in determining the weighting of each component of total compensation.  Rather, after setting each separate component of compensation, the Compensation Committee reviews the total compensation package of each executive.

Components

Base Salary

The Company pays its executives fixed annual salaries, which provide a degree of financial stability and are intended to reflect the competitive marketplace and to attract and retain quality executives. In determining the base salary for each executive, the Compensation Committee assesses the responsibilities associated with the position, individual contribution and performance, skill set, prior experience, and external pressures to attract and retain talent. Although the 50th percentile of the peer group market data is used as a guide to set base salaries for the named executive officers, actual base salaries may be higher or lower than the 50th percentile based on the factors set forth above.

The Compensation Committee generally reviews base salaries for all named executive officers at the beginning of each year. In response to economic conditions, the Compensation Committee elected to freeze salaries for its executive officers in 2009 with limited exceptions. The following table summarizes base salaries for the named executive officers in 2009:

Executive(1)	Beginning of Fiscal Year Salary	End of Fiscal Year Salary		End of Fiscal Year Variance From 50th Percentile of Peer Group
Mr. J. Cameron Drecoll	$250,000	$250,000		-52.7%
Mr. Lars Moller	$350,000	$350,000		-9.9%
Ms. Stephanie K. Kushner	N/A	$325,000	(2)	9.1%
Mr. Jesse E. Collins, Jr.	$275,000	$275,000		-3.2%
Mr. Robert A. Paxton	$245,000	$245,000		-4.0%
Mr. Kevin E. Johnson	$175,000	$200,000	(3)	16.2%
Mr. Matthew J. Gadow	$300,000	N/A	(4)	N/A

(1)	Mr. Graham did not have an annual base salary during his tenure as Interim Chief Financial Officer, but rather was paid on a monthly basis at $20,000 per month.
(2)

Ms. Kushner commenced employment with the Company on July 29, 2009 in the role of financial and business advisor to the Company’s Chief Executive Officer and was appointed to the role of Chief Financial Officer effective August 15, 2009.

(3)

Mr. Johnson’s base salary was increased effective July 19, 2009, in connection with his service as Interim Chief Financial Officer and subsequent promotion to Corporate Controller and Chief Accounting Officer during the period of July 13, 2009 through August 14, 2009.

(4)

Mr. Gadow resigned from each of his positions as Executive Vice President and Chief Financial Officer with the Company effective April 30, 2009.

Annual Incentives

Prior to 2008, the Company had no formal annual incentive program in place and specific bonus targets were not set. Furthermore, the annual bonus opportunity for named executive officers in 2008 was discretionary and was determined by the Compensation Committee based on negotiations that took place in connection with offers of employment for certain named executive officers, the recommendation of the Chief Executive Officer, and subjective individual and Company performance criteria established by the Compensation Committee, such as, among other things, integration of acquired subsidiaries, building our corporate structure, building customer and other relationships and establishing the Company’s corporate identity.

On March 11, 2009, the Board of Directors reviewed and approved the Executive Short-Term Incentive Plan (the “STIP”), which is designed to reward senior executives of the Company and its subsidiaries. Pursuant to the STIP, the Compensation Committee determines which eligible executives participate in the STIP. Under the terms of the STIP, the Compensation Committee administers the STIP with full power and authority and determines whether incentive awards should be based on Company, business unit, or individual performance objectives for a given year. The Compensation Committee also establishes a target incentive level (and may, in its discretion, set a minimum, or threshold, level) with respect to each category of incentive award that will apply to participants in the STIP for such year.

Unless otherwise determined by the Compensation Committee, all incentive awards under the STIP will be paid in cash. The STIP may be amended or terminated at any time by the Board. The Compensation Committee may, in its sole discretion, reduce or eliminate an incentive award under the plan at any time and for any reason.

Structure for 2009

As stated above, in March 2009, the Board of Directors approved the STIP, which had previously been reviewed and recommended by the Compensation Committee. Under the STIP, executive officers will have an annual target bonus that is a fixed percentage of salary. For 2009, the targeted amounts for named executive officers range from 40% to 100% of base salary, as follows:

Executive(1)	Targeted Annual Incentive (As a Percentage of Base Salary)
Mr. J. Cameron Drecoll	100%
Mr. Lars Moller(2)	80%
Ms. Stephanie K. Kushner(3)	75%
Mr. Jesse E. Collins, Jr. (2)	70%
Mr. Robert A. Paxton(2)	70%
Mr. Kevin E. Johnson	40%
Mr. Matthew J. Gadow(4)	80%

(1)	Mr. Graham did not have a target annual bonus in his role as Interim Chief Financial Officer.
(2)

In order to become aligned with market practice under the new STIP structure, the target annual incentives for Messrs. Moller, Collins, and Paxton were decreased from 100% in 2008 to their current levels for 2009.

(3)

Pursuant to the terms of her employment agreement, for 2009, Ms. Kushner’s annual incentive opportunity will not be subject to the terms of the STIP. Under the terms of her employment agreement, Ms. Kushner is eligible to receive a target bonus of 75% of her base salary prorated based on the amount of time she is employed by the Company during the year. Ms. Kushner’s bonus opportunity for 2009 is based upon the Company’s ability to improve its control environment, liquidity goals and successful reorganization of the Company’s finance department. Starting in 2010, Ms. Kushner’s annual incentive will be under the STIP and targeted at 75% of her base salary.

(4)	Mr. Gadow resigned from each of his positions as Executive Vice President and Chief Financial Officer with the Company effective April 30, 2009.

To ensure that annual incentive pay is based on performance, threshold and maximum payout levels were also established. For performance at threshold level, executives will earn a bonus of 50% of target. For performance at or above maximum level, the payout will be 175% of target. Performance above the threshold level but below the maximum level will earn a bonus of between 50% and 175% of target. For performance below threshold, no bonus will be earned.

Each year the Compensation Committee will set incentive goals based upon financial and individual performance. For corporate executives, 80% of the bonus payout will be based on corporate financial measures and 20% on achievement of individual goals and objectives. For executives that are business unit leaders, such as Mr. Collins, 60% of the weighting in determining the bonus payout will be based on the applicable business unit financial measures, 20% on the corporate-level financial measures, and 20% on individual goals and objectives.

Key corporate-level financial metrics in determining 2009 financial performance are earnings before interest, taxes, depreciation, amortization and share-based compensation expense (“Adjusted EBITDA”) and Adjusted EBITDA return on invested capital (“Adjusted EBITDA ROIC”). The key business unit financial metrics for 2009 are business unit Adjusted EBITDA and Adjusted EBITDA ROIC. The determination of the percentage of the bonus payout levels for financial performance is predicated on achieving certain levels of Adjusted EBITDA and Adjusted EBITDA ROIC based on our budget projections for 2009.  For 2010, the Compensation Committee has approved a change in the key metric for determining financial performance to Adjusted EBITDA to more closely align with the Company’s budgeting determinations.

As of the date of this Current Report on Form 8-K, the results and payouts of the STIP have not been determined due to the timing of the compensation decision-making cycle.  The Compensation Committee will complete individual and business unit performance evaluations prior to finalizing STIP awards for 2009.

Long-Term Incentives

In December 2008, the Compensation Committee approved and recommended to the Board of Directors a formalized long-term incentive program that is designed to reward executive officers through stock-based awards for performance over time. The Board of Directors approved the program in March 2009 based upon the recommendation of the Compensation Committee. The Compensation Committee believes that equity-based compensation ensures that executives have a continuing stake in our long-term success while providing a vehicle to retain highly-experienced executives who are vital to our short- and long-term success, profitability and growth.

The long-term incentive program utilizes two different long-term incentive vehicles: stock options and restricted stock units (“RSUs”). Stock options and RSUs were selected in order to deliver market-competitive long-term incentive opportunities that are targeted at the median of the peer group, and to encourage the behaviors and long-term perspective necessary for creating stockholder value. For each long-term incentive program participant, a targeted economic value to be delivered was determined for purposes of the formalized pay structure as a percentage of base salary, based in part on peer group market data. The long-term incentive grant (i.e., number of stock options and RSUs) is then calculated to deliver the targeted economic value evenly between stock options and RSUs.

For 2009, the targeted economic value for named executive officers ranges from 30% to 140% of base salary, as follows:

Executive(1)	Targeted Long-Term Incentive (as a Percentage of Base Salary)
Mr. J. Cameron Drecoll	130% to 140%
Mr. Lars Moller	80% to 110%
Ms. Stephanie K. Kushner	80% to 110%
Mr. Jesse E. Collins, Jr.	60% to 70%
Mr. Robert A. Paxton	60% to 70%
Mr. Kevin E. Johnson	30% to 40%
Mr. Matthew J. Gadow	80% to 110%

(1) Mr. Graham did not have a targeted long-term incentive opportunity in his role as Interim Chief Financial Officer.

In determining the exact target long-term incentive percentages for each participant from within the above ranges, the Compensation Committee considered individual performance and retention needs. Mr. Drecoll did not receive a long-term incentive grant in 2009 based on his existing share ownership level and, therefore, the strong alignment of his interests with that of the Company’s stockholders.  Ms. Kushner did not receive a long-term incentive grant in 2009 because she was not employed by the Company at the time of grant.  For the other named executive officers, the percentage obtained was as follows:

Executive(1)	Long-Term Incentive Obtained (as a Percentage of Base Salary)
Mr. Lars Moller	95%
Mr. Jesse E. Collins, Jr.	70%
Mr. Robert A. Paxton	70%
Mr. Kevin E. Johnson	30%
Mr. Matthew J. Gadow	0%

(1) Mr. Graham did not have a targeted long-term incentive opportunity in his role as Interim Chief Financial Officer.

Stock Options

The Compensation Committee selected stock options as a long-term incentive vehicle to:

•        Align the financial interests of executives with those of stockholders;

•        Promote the growth of our stock price by offering executives a financial stake in the Company; and

•        Maintain a competitive level of compensation.

Grant Size

The number of stock options granted is determined based on delivering approximately 50% of the long-term economic value of each named executive officer’s long-term incentive award, as approved by the Compensation Committee. The actual number of stock options granted to each named executive officer is determined using a Black-Scholes option valuation methodology. The following table summarizes the stock option grants made to the named executive officers in 2009:

Executive	Grant Date	Stock Options Granted
Mr. Lars Moller	4/29/2009	41,356
Ms. Stephanie K. Kushner	7/29/2009	25,000	(1)
Mr. Jesse E. Collins, Jr.	4/29/2009	23,943
Mr. Robert A. Paxton	4/29/2009	21,331
Mr. Kevin E. Johnson	4/29/2009	6,530

(1) Represents a grant received by Ms. Kushner in connection with the commencement of her employment with the Company.

Grant Timing and Price

In 2009 stock option grants for executive officers in connection with the Company’s long-term incentive program were reviewed, discussed, and approved at a regularly scheduled Compensation Committee meeting in the second quarter of 2009. Starting in 2010, stock option grants to executives in connection with the Company’s long-term incentive program will be reviewed, discussed, and approved annually at a regularly scheduled Board of Directors or Compensation Committee meeting during the first quarter of the year or such other time determined by the Board of Directors or Compensation Committee. The exercise price of each stock option is based on the closing stock trading price on the date of grant.

Grant Design

Stock options generally vest 25% per year over a four-year period and have an expiration term of ten years. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Restricted Stock Units (RSUs)

The Compensation Committee selected RSUs as a long-term incentive vehicle to:

•        Retain key executives who are vital our short- and long-term success;

•        Promote higher levels of Company stock ownership by executives; and

•        Encourage long-term planning by the senior leadership team.

Grant Size

The number of RSU grants is determined based on delivering approximately 50% of the long-term economic value of each named executive officer’s long-term incentive award, as approved by the Compensation Committee. The following table summarizes the RSU grants made to the named executive officers in 2009:

Executive	Grant Date	RSUs Granted
Mr. Jesse E. Collins, Jr.	3/11/2009	16,129	(1)
Mr. Robert A. Paxton	3/11/2009	22,581	(1)
Mr. Lars Moller	4/29/2009	19,839
Mr. Jesse E. Collins, Jr.	4/29/2009	11,486
Mr. Robert A. Paxton	4/29/2009	10,233
Mr. Kevin E. Johnson	4/29/2009	3,132
Ms. Stephanie K. Kushner	7/29/2009	25,000	(2)
Mr. Lars Moller	12/17/2009	50,000	(3)

(1) In order to aid the Company’s liquidity position, Messrs. Collins and Paxton received immediately vested RSU grants in lieu of cash payment for 2008 annual bonuses.

(2) Represents a grant received by Ms. Kushner in connection with the commencement of her employment with the Company.

(3) Represents a special grant to recognize the significant business development efforts of Mr. Moller, as well as recognition for developing and leading our international and technology strategy.

Grant Timing and Design

In 2009, annual RSU grants for executive officers in connection with the Company’s long-term incentive program were reviewed, discussed, and approved at a regularly scheduled Compensation Committee meeting in the second quarter of 2009. Starting in 2010, RSU grants to executives in connection with the Company’s long-term incentive program will be reviewed, discussed, and approved annually at a regularly scheduled Board of Directors or Compensation Committee meeting during the first quarter of the year or such other time determined by the Board of Directors or Compensation Committee. RSUs generally vest 25% per year over a four-year period.

Retirement Plans

Effective January 1, 2009, we replaced all of our defined contribution 401(k) retirement savings plans with one defined contribution 401(k) safe harbor plan covering substantially all of our non-union employees. Under the new plan, an eligible employee may elect to contribute a portion of their salary on a pre-tax basis, subject to federal statutory limitations. The plan requires the Company to make basic matching contributions equal to 100% of the first 3% of the eligible participant’s plan compensation contributed as elective deferral contributions and 50% of the next 2% of the eligible participant’s plan compensation contributed as an elective deferral contribution. Under the plan, elective deferrals and basic company matching will be 100% vested at all times. Beginning in the fourth quarter of 2009 the Company began making its 401(k) Plan matching contributions in shares of its common stock.

Perquisites, Other Personal Benefits, and Other Compensation

The Company generally does not provide the named executive officers with perquisites or other personal benefits such as Company vehicles, club memberships, financial planning assistance, tax preparation, or other benefits. Perquisites such as relocation support and executive life insurance may be offered to some executives as a way to attract and retain necessary talent. Such perquisites are disclosed in the Details Behind All Other Compensation Column table below.

Severance and Change-of-Control Provisions

Our employment agreements with certain of the named executive officers contain severance and change of control provisions. These are more fully described below under “Potential Payments Upon Termination of Employment or Change of Control.” The severance provisions are intended to protect senior executives from the loss of reasonably expected compensation and benefits if (i) the executive is terminated by the Company without cause or (ii) the executive terminates his or her employment with the Company for good reason. We believe the change of control provisions are in the best interests of stockholders by assuring that we will have the continued dedication of the executives in the event of a pending, threatened or actual change of control. The provisions are also intended to provide our executives with incentives to obtain the highest possible value in the event of a future acquisition of the Company, despite the risk of losing employment and, in some cases, the opportunity to vest in their equity awards.

Health Benefits

In 2008, we paid for 100% of the named executive officers’ premiums for medical coverage. For all other employees, we paid either 100% or 75% of the premiums for medical coverage, depending on the subsidiary of the Company with which they were employed. Starting in 2009, all employees, including the named executive officers, contributed 25% of the cost of medical coverage premiums to participate in the medical plan.

Stock Ownership Guidelines

Currently, we do not have any stock ownership guidelines in place.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”) limits to $1,000,000 per year the deduction that a publicly held corporation may take for compensation paid to each of its chief executive officer and the three other most highly compensated employees other than the chief financial officer. An exception to this rule exists for compensation that is “performance-based,” as defined in the IRC. Long-term incentive awards are designed to be “performance-based” for purposes of Section 162(m) and would not be subject to the deductibility limit. Under the STIP, annual incentive awards are not currently structured to be “performance-based” for IRC purposes. In addition, salaries, service-based RSUs, special employment and retention incentives, and special annual bonus payments do not qualify as “performance-based” compensation for this purpose.

Although the Compensation Committee’s policy is to structure compensation arrangements when possible in a manner that will avoid limits on deductibility, it is not a primary objective of our compensation program. In the view of the Compensation Committee, meeting the objectives stated above is more important than the ability to deduct the compensation for tax purposes.

Report of the Compensation Committee of the Board of Directors on 2009 Compensation

This report is submitted by the Compensation Committee of the Board of Directors.  The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on the review and discussion, has recommended to the Board that it be included in this Current Report on Form 8-K.

Members of the Compensation Committee:
James M. Lindstrom (Chair)
Terence P. Fox
Charles H. Beynon

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the Compensation Committee.

Employment Agreements

John Cameron Drecoll was appointed Chief Executive Officer and a director on October 19, 2007, in connection with completion of the Brad Foote acquisition. Mr. Drecoll’s employment agreement, which has a three-year term, provides for an annual base salary of $250,000, subject to review and upward adjustment by the Board on at least an annual basis. In addition, Mr. Drecoll will be eligible each year during the term of the employment agreement for an annual bonus based on individual and Company performance criteria to be established by the Board.

Lars Moller was hired on October 22, 2007 to serve as Executive Vice President of Business Development and was appointed on March 26, 2008 to be our Executive Vice President and Chief Operating Officer effective immediately. He served as Chief Operating Officer until June 23, 2009, when the position of Chief Operating Officer was eliminated, and was appointed on that date to the position of President, Technology and International. Mr. Moller’s employment agreement has a three-year term with automatic renewal for successive one-year periods and provides for an annual base salary of $350,000, which is subject to review and adjustment at least annually, except that no adjustment shall be made prior to March 1, 2010. In addition, for 2008, Mr. Moller was eligible for an annual bonus in accordance with goals as mutually agreed upon in advance between Mr. Moller and the Company. For 2009 and thereafter, Mr. Moller is eligible for an annual bonus under the STIP.

Stephanie K. Kushner was appointed as our Chief Financial Officer effective August 15, 2009. From July 29, 2009 until August 14, 2009, Ms. Kushner served in the role of financial and business advisor reporting directly to the Company’s Chief Executive Officer. Ms. Kushner’s employment agreement has a two-year term with automatic renewals for successive one-year periods. The agreement provides an annual base salary of $325,000, effective July 29, 2009, which is subject to review and adjustment by the Company at least annually. Ms. Kushner’s annual bonus target was set at 75% of her base salary per her employment agreement. For fiscal year 2009, Ms. Kushner was not eligible for a bonus under the STIP, but shall be eligible for a target bonus of 75% of her base pay multiplied by the fraction of the year she is employed by the Company, and based on individual objectives mutually agreed by the Company and Ms. Kushner. For 2010 and thereafter, Ms. Kushner is eligible for an annual bonus under the STIP.

Jesse E. Collins, Jr. was hired on August 1, 2008 to serve as Vice President of Heavy Manufacturing and Transportation Services and was appointed Group President on June 23, 2009. Mr. Collins’ employment agreement has a two-year term with automatic renewals for successive one-year periods and provides for an annual base salary of $275,000, which is subject to review and adjustment by the Company. Mr. Collins is eligible for an annual bonus under the STIP.

Robert A. Paxton was hired on June 30, 2008 to serve as Senior Vice President, Human Resources. Mr. Paxton’s employment agreement has a two-year term with automatic renewal for successive one-year periods and provides for an annual base salary of $245,000, which is subject to review and adjustment by the Company at least annually. In addition, for 2008, Mr. Paxton was eligible for an annual bonus in accordance with goals as mutually agreed upon in advance between Mr. Paxton and the Company. For 2009 and thereafter, Mr. Paxton is eligible for an annual bonus under the STIP.

Matthew J. Gadow was hired on October 22, 2007 to serve as Executive Vice President of Strategic Planning and was appointed on March 26, 2008 to be our Executive Vice President and Chief Financial Officer effective May 1, 2008. Mr. Gadow’s employment agreement had a three-year term with automatic renewal for successive one-year periods and provides for an annual base salary of $300,000, which was subject to review and adjustment at least annually, except that no adjustment shall be made prior to

March 1, 2010. In addition, for 2008, Mr. Gadow was eligible for an annual bonus in accordance with goals as mutually agreed upon in advance between Mr. Gadow and the Company. For 2009, Mr. Gadow was eligible for an annual bonus under the STIP.

On April 30, 2009, the Company and Mr. Gadow entered into a Separation Agreement and Release (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Gadow resigned from each of his positions with the Company effective as of the close of business on April 30, 2009. Under the Separation Agreement, the Company will make aggregate payments to Mr. Gadow in the gross amount of $225,000 which will be paid over 9 months. The Separation Agreement also provides for: (i) the extended exercisability of 80,000 currently vested stock options until January 31, 2010; (ii) Company-provided COBRA payments for up to 12 months; and (iii) outplacement services for up to 12 months. The Separation Agreement also reaffirms the restricted covenants contained in Mr. Gadow’s employment agreement, but reduces certain restriction periods from 18 months to 9 months.

Termination of Employment Agreements

The employment agreements for Messrs. Drecoll, Moller, Collins, and Paxton and Ms. Kushner provide that the terms may be shortened as follows: (i) by Broadwind for “cause” (as defined in the employment agreement), if the employee fails to cure the reasons that constitute “cause” within 30 calendar days of receiving notice from the Company; (ii) by Broadwind without “cause” upon 30 calendar days’ written notice; or (iii) by the employee for “good reason” (as defined in the employment agreement), if Broadwind fails to cure the reasons that constitute “good reason” within 30 calendar days of receiving notice from the employee.

The employment agreement of Mr. Drecoll provides that he will receive his base salary for a period of 12 months, plus other benefits for which he is eligible, if he is terminated without “cause” within one year of a “change of control” (as defined in the agreement). If the employment of Mr. Drecoll is terminated without “cause” or if he terminates his employment for “good reason,” Broadwind will be obligated to pay to him his base salary for the remainder of the agreement’s three-year term, or a period of 12 months, whichever is greater, plus other benefits for which he is eligible.

The employment agreement of Mr. Moller provides that he will receive his base salary for a period of 36 months, plus other benefits for which he is eligible, if he is terminated without “cause” within one year of a “change of control” (as defined in his agreement). The employment agreement of Ms. Kushner provides that she will receive her base salary for a period of 36 months, plus other benefits for which she is eligible, and prorated bonus for the year in which the termination occurs if she is terminated without “cause” within one year of a “change of control” (as defined in her agreement). The employment agreement of Mr. Paxton provides that he would receive his base salary for a period of 24 months, plus other benefits for which he is eligible, if he is terminated without “cause” within one year of a “change of control” (as defined in his agreement). The employment agreement of Mr. Collins provides that he will receive his base salary for a period of 18 months, plus other benefits for which he is eligible, if he is terminated without “cause” within one year of a “change of control” (as defined in his agreement). In the event of a change of control, Mr. Moller’s, Mr. Paxton’s and Ms. Kushner’s unvested equity awards under the 2007 Equity Incentive Plan shall become fully vested and immediately exercisable. If the employment of Messrs. Moller, Paxton, or Collins, or Ms. Kushner is terminated without “cause” or for “good reason,” the Company would be obligated to pay the employee’s then-current base salary for a period of 18 months, plus other benefits for which they are eligible.

Our executives’ employment agreements also contain noncompetition, nonsolicitation and confidentiality provisions. Mr. Drecoll’s employment agreement includes noncompetition and nonsolicitation covenants that continue for two years after termination of employment. The noncompetition and nonsolicitation provisions in the employment agreements of Messrs. Moller, Paxton, and Ms. Kushner continue for 18 months after termination of employment.  Mr. Collins’ employment agreement includes noncompetition and nonsolicitation covenants that continue for 18 months and 2 years respectively after termination of employment. All of the agreements include provisions regarding confidentiality.

Mr. Gadow’s employment agreement contained termination, non-competition, non-solicitation and confidentiality provisions similar to those described above in the employment agreements of the other named executive officers. As described in further detail above, on April 30, 2009, the Company and Mr. Gadow entered into the Separation Agreement, pursuant to which Mr. Gadow resigned from each of his positions with the Company effective as of the close of business on April 30, 2009.

2009 Summary Compensation Table

The table below sets forth certain information regarding annual and long-term compensation awarded, earned or paid for services in all capacities to our named executive officers for the years ended December 31, 2009, 2008 and 2007. Named executive officers include persons serving as principal executive officer during 2009, principal financial officer during 2009, executive officers who were serving as of December 31, 2009, received total compensation in excess of $100,000 for 2009 and, excluding the principal executive officer and principal financial officer, were among our three most highly compensated individuals (the “Most Highly Compensated Officers”), and additional individuals who would have been included as the Most Highly Compensated Officers but for the fact they were not serving in such capacity at the end of the year.

									Change in
									Pension Value
									and Nonqualified
									Deferred
						Stock	Option		Compensation	All Other
		Salary		Bonus (1)		Awards(2)	Awards(3)		Earnings	Compensation(4)		Total
Name and Principal Position	Year	($)		($)		($)	($)		($)	($)		($)
J. Cameron Drecoll	2009	$250,000		—	(5)	—	—		—	$22,250		$272,250
Chief Executive Officer	2008	$250,000		—		—	—		—	$44,798		$294,798
	2007	$52,083		—		—	—		—	—		$52,083

Matthew J. Gadow(7)	2009	$108,595		—					—	$239,411		$348,006
Former Chief Financial Officer	2008	$245,865	(6)	$230,000		—	$71,200	(11)	—	$66,779	(6)	$613,844
	2007	$37,212		—		$54,500	$1,988,000		—	—		$2,079,712

Lars Moller(8)	2009	$350,000		—		$585,847	$236,556		—	$29,342		$1,201,745
President-Technology and International	2008	$266,154		$250,000		—	—		—	$62,481		$578,635
	2007	$48,077		—		$54,500	$2,485,000		—	$24,463		$2,612,040

Robert A. Paxton	2009	$245,000		—		$79,613	$122,013		—	$42,570		$489,196
SVP. Human Resources	2008	$117,788		$340,000		$267,500	$822,750		—	$192,558		$1,740,596
	2007	—		—		—	—		—	—		$0

Stephanie K. Kushner	2009	$128,897		—		$249,750	$183,750		—	$12,484		$574,881
Chief Financial Officer	2008	—		—		—	—		—	—		$0
	2007	—		—		—	—		—	—		$0

Jesse E. Collins, Jr.	2009	$275,000		$135,000	(9)	$89,361	$136,954		—	$26,504		$662,819
Group President	2008	$105,769		$175,000	(10)	$267,500	$888,750		—	$10,824		$1,447,843
	2007	—		—		—	—		—	—		$0

Kevin E. Johnson	2009	$185,577		—		$24,367	$37,352		—	$21,969		$269,265
Corporate Controller, Chief Accounting Officer and Former Interim Chief Financial Officer	2008	$84,135		$15,000		$107,000	$274,250		—	$12,676		$493,061
	2007	—		—		—	—		—	—		$0

Stephen E. Graham	2009	$41,538		—		—	—		—	$57		$41,595
Former Interim Chief Financial Officer	2008	—		—		—	—		—	—		$0
	2007	—		—		—	—		—	—		$0

(1)

Bonuses awarded for 2008 were based on executive and Company performance as determined at the discretion of the Compensation Committee. The Board of Directors has approved a formalized annual incentive structure for 2009, as described in the Compensation Discussion and Analysis. As of the date of this filing, the results and payouts of the 2009 bonuses have not been determined.

(2)

Represents the gross grant date fair value of RSUs granted during 2009, 2008 and 2007 in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 — Compensation — Stock Compensation (“Topic 718”), under the 2007 Plan assuming no forfeiture rates derived in the calculation of the grant date fair value of the awards. No awards were made under the 2007 Plan prior to 2007. The assumptions used to determine the valuation of the 2008 awards are discussed in Note 20 to our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2008. See the table entitled “Outstanding Equity Awards at 2008 Year End” and the narrative discussion entitled “Material Terms of Equity Awards” for further information regarding equity awards.

(3)

Represents the gross grant date fair value of stock option awards granted during 2009, 2008 and 2007 in accordance with the FASB Topic 718 for outstanding option awards made under the 2007 Plan assuming no forfeitures rates derived in the calculation of the grant date fair value of the awards. No awards were made under the 2007 Plan prior to 2007. The assumptions used to determine the valuation of the 2008 awards are discussed in Note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 and in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2007. See the table entitled “Outstanding Equity Awards at 2008 Year End” and the narrative discussion entitled “Material Terms of Equity Awards” for further information regarding equity awards.

(4)	Please see the Details Behind All Other Compensation Column table, a separate table provided for additional information regarding these amounts.

(5)

Although Mr. Drecoll was eligible for a 2008 bonus payment under the terms of his employment agreement, he elected to not be considered for a bonus payment in 2008. Mr. Drecoll’s decision was based on his significant ownership position in the Company and his desire that, in light of the challenging economic situation, the Company use the funds that he would have otherwise received for other general corporate purposes. The Compensation Committee elected to honor Mr. Drecoll’s request because the Compensation Committee believed Mr. Drecoll’s desire to forego a 2008 bonus payment was aligned with the Company’s best interests and the Compensation Committee did not view Mr. Drecoll as a retention risk.

(6)

Represents a revision to Mr. Gadow’s 2008 base salary and contributions by the Company to his defined contribution plan as previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A as filed on April 29, 2009.

(7)                                Mr. Gadow was hired as Executive Vice President of Strategic Planning in October 2007. On March 26, 2008, he was appointed to the position of Executive Vice President and Chief Financial Officer, effective May 1, 2008.  Pursuant to his Separation Agreement with the Company, Mr. Gadow resigned from each of his positions with us effective as of the close of business on April 30, 2009.

(8)                                Mr. Moller was hired as Executive Vice President of Business Development in October 2007. On March 26, 2008, he was appointed to the position of Executive Vice President and Chief Operating Officer, effective immediately. He served as our Chief Operating Officer until June 23, 2009, when that position was eliminated.  On that same date, he was appointed to the position of President, Technology and International.

(9)                             Mr. Collin’s 2009 bonus includes $135,000 in connection with the Company’s agreement to reimburse Mr. Collins for amounts due him under a severance agreement with a previous employer that were otherwise not paid to Mr. Collins upon his acceptance of employment with the Company.

(10)                          Mr. Collin’s 2008 bonus includes a $100,000 sign-on bonus, a $25,000 cash bonus paid in March 2009 and $50,000 of immediately vesting RSUs granted in March 2009 as part of his 2008 bonus payment.

(11)                          As part of Mr. Gadow’s separation agreement with the Company, Mr. Gadow received a six-month extension to exercise his vested and outstanding stock option awards. In accordance with the pronouncement guidance in FASB Topic 718, the Company re-measured and recorded additional share-based compensation associated with the extension in Mr. Gadow’s vested and outstanding stock option awards.

Details Behind All Other Compensation Column

The following table sets forth details concerning the information in the “All Other Compensation” column in the above 2009 Summary Compensation Table.

Name (a)	Registrant Contributions to Defined Contribution Plans (b)(1)	Health Insurance Premiums (c)(2)	Life/ Disability Insurance Premiums (d)(3)	Relocation support(e)		Separation support(f)		Total (f)
J. Cameron Drecoll	$6,761	$15,038	$451	—		—		$22,250
Matthew J. Gadow	$4,344	$18,379	$150	—		$216,538	(5)	$239,411
Lars Moller	$13,303	$15,038	$1,001	—		—		$29,342
Robert A. Paxton	$8,305	$15,038	$886	$18,341	(4)	—		$42,570
Stephanie K. Kushner	$4,505	$6,266	$1,713	—		—		$12,484
Jesse E. Collins, Jr.	$11,015	$15,038	$451	—		—		$26,504
Kevin E. Johnson	$6,507	$15,038	$424	—		—		$21,969
Stephen E. Graham	—	—	$57	—		—		$57

(1)                                 Represents the 401(k) matching contribution made by the Company with Company common stock.  As of the date of this report, the amount of the true-up for the Company match to the 401(k) plan for a portion of December of 2009 is unknown.  This 401(k) true-up is expected to be complete in March 2010.

(2)                                 Represents the contribution by the Company to medical and dental insurance premiums.

(3)                                 Represents the contribution by the Company to life insurance, long-term disability insurance and accidental death and dismemberment insurance premiums.

(4)                                 Represents Company expenses related to executive relocation support.

(5)                                 Represents severance benefits and outplacement expenses related to Mr. Gadow’s separation agreement with the Company effective April 30, 2009.

Grants of Plan-Based Awards for 2009

The following table sets forth information concerning plan-based awards to the named executive officers during 2009, as well as potential estimated future payments under such plans.

							All Other
					All Other		Option
					Stock Awards:		Awards:	Exercise
					Number of		Number of	or Base	Grant Date
					Shares of		Securities	Price of	Fair Value of
		Estimated Future Payout Under			Stock or		Underlying	Option	Stock and
		Non-Equity Incentive Plan Awards (1)			Units		Options	Awards	Option Awards
Name and Principal Position	Grant Date	Threshold	Target	Maximum	(2)		(3)	(4)	(5)
J. Cameron Drecoll	3/11/2009	125,000	250,000	437,500	—		—	—	—

Matthew J Gadow		—	—	—	—		—	—	—

Lars Moller	3/11/2009	140,000	280,000	490,000
	4/29/2009	—	—	—	—		41,356	$7.78	$236,556
	4/29/2009	—	—	—	19,839		—	—	$154,347
	12/17/2009	—	—	—	50,000		—	—	$431,500

Robert A. Paxton	3/11/2009	85,750	171,500	300,125	22,581	(6)	—	—	$70,000
	4/29/2009	—	—	—	—		21,331	$7.78	$122,013
	4/29/2009	—	—	—	10,233		—	—	$79,613

Jesse E. Collins, Jr.	3/11/2009	96,250	192,500	336,875	16,129	(7)	—	—	$50,000
	4/29/2009	—	—	—	—		23,943	$7.78	$136,954
	4/29/2009	—	—	—	11,486		—	—	$89,361

Stephanie K. Kushner	7/29/2009	—	102,375	—	—		25,000	$9.99	$183,750
	7/29/2009	—	—	—	25,000		—	—	$249,750
	7/29/2009

Kevin E. Johnson	3/11/2009	—	60,363	90,545
	4/29/2009	—	—	—	—		6,530	$7.78	$37,352
	4/29/2009	—	—	—	3,132		—	—	$24,367

Stephen E. Graham		—	—	—	—		—	—	—

(1)          On March 11, 2009, our Compensation Committee approved the Company’s bonus plans. These columns represent the potential payout in the event the Company meets the performance criteria established in the STIP.

(2)          This column shows the number of time-vested shares of restricted stock awards granted to each of our named executive officers under our restricted stock awards granted to our named executive officers during 2009 under our 2007 Employee Incentive Plan.

(3)          This column shows the number of stock options granted in 2009 to our named executive officers. These options vest and become exercisable ratably in four annual installments.

(4)          This column shows the exercise price for the stock options granted, which was the closing price of Company common stock on each of the respective grant dates.

(5)          This column shows the gross grant date fair value of the restricted stock and stock options granted to our Named Officers in 2009.  Amounts are calculated in accordance with the provisions of FASB Topic 718.  See note 18 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for information regarding the assumptions used in the valuation of equity awards.

(6)          Represents immediately vesting RSUs awarded to Mr. Paxton as a portion of his 2008 annual bonus award.

(7)          Represents immediately vesting RSUs awarded to Mr. Collins as a portion of his 2008 annual bonus award.

Outstanding Equity Awards at 2009 Year End

The following table includes certain information with respect to the value of all unexercised options to purchase shares of Company common stock and unvested shares of restricted stock previously awarded to the named executive officers as of December 31, 2009.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying			Number of	Market Value of
	Unexercised	Shares	Option	Option	Shares or Units of	Shares or Units of
	Options	Acquired	Exercise	Expiration	Stock That Have	Stock That Have
Name	Exercisable	Unexercisable	Price	Date	Not Vested	Not Vested
J. Cameron Drecoll	—	—	—	—	—	—

Lars Moller(1)	200,000	300,000	$8.10	10/22/2017	—	—
	—	41,356	$7.78	4/29/2019
					19,839	$160,498

Matthew J. Gadow(2)	8,060	—	$8.10	10/22/2017	—	—
					—	—

Robert A. Paxton(3)	15,000	60,000	$18.20	7/2/2018	—	—
	—	21,331	$7.78	4/29/2019
					20,000	$161,800
					10,233	$82,785

Stephanie K. Kushner(4)	—	25,000	$9.99	7/29/2019	—	—
					25,000	$202,250

Jesse E. Collins, Jr.(5)	15,000	60,000	$17.80	8/8/2018
	—	23,943	$7.78	4/29/2019
					20,000	$161,800
					11,486	$92,922

Kevin E. Johnson(6)	5,000	20,000	$18.20	7/2/2018
	—	6,530	$7.78	4/29/2019
					8,000	$64,720
					3,132	$25,338

Stephen E. Graham	—	—	—	—	—	—

(1)

Unvested stock options granted on October 22, 2007, vest in five equal installments on October 22, 2008, October 22, 2009, October 22, 2010, October 22, 2011, and October 22, 2012. Stock options granted on April 29, 2009 vest in four equal installments on April 29, 2010, April 29, 2011, April 29, 2012, and April 29, 2013. Of the 19,839 RSU’s granted on April 29, 2009, 4,960 vest on April 29, 2010, April 29, 2011 and April 29, 2012 and 4959 vest on April 29, 2013.

(2)	8,060 of Mr. Gadow’s vested stock options granted October 22, 2007 remain vested and exercisable until January 31, 2010.

(3)

Stock options granted on July 2, 2008 have the following vesting schedule in five equal installments: July 2, 2009, July 2, 2010, July 2, 2011, July 2, 2012, and July 2, 2013. Of the stock options granted on April 29, 2009, 5,333 vest on April 29, 2010, April 29, 2011 and April 29, 2012 and 5,332 vest on April 29, 2013. The RSU’s granted on October 17, 2008 have the following vesting schedule in five equal installments: October 17, 2009, October 17, 2010, October 17, 2011, October 17, 2012, and October 17, 2013. Of the 10,233 RSU’s granted on April 29, 2009, 2,559 will vest on April 29, 2010, and 2,558 will vest on April 29, 2011 and April 29, 2012 and April 29, 2013.

(4)

Stock options granted on July 29, 2009 vest in five equal installments on July 29, 2010, July 29, 2011, July 29, 2012, July 29, 2013 and July 29, 2014. RSU’s granted on July 29, 2009 vest in four equal installments on July 29, 2010, July 29, 2011, July 29, 2012, and July 29, 2013.

(5)

Stock options granted on August 8, 2008 have the following vesting schedule in five equal installments: August 8, 2009, August 8, 2010, August 8, 2011, August 8, 2012, and August 8, 2013. Of the stock options granted on April 29, 2009, 5,986 vest on April 29, 2010, April 29, 2011 and April 29, 2012 and 5,985 vest on April 29, 2013. The RSU’s granted on October 17, 2008 have the following vesting schedule in five equal installments: October 17, 2009, October 17, 2010, October 17, 2011, October 17, 2012, and October 17, 2013. Of the 11,486 RSU’s granted on April 29, 2009, 2,872 will vest on April 29, 2010, and April 29, 2011 and 2,871 will vest on April 29, 2012 and April 29, 2013.

(6)

Stock options granted on July 2, 2008 have the following vesting schedule in five equal installments: July 2, 2009, July 2, 2010, July 2, 2011, July 2, 2012, and July 2, 2013. Of the stock options granted on April 29, 2009, 1,633 vest on April 29, 2010, and April 29, 2011 and 1,632 vest on April 29, 2012 and April 29, 2013. The RSU’s granted on October 17, 2008 have the following vesting schedule in five equal installments: October 17, 2009, October 17, 2010, October 17, 2011, October 17, 2012, and October 17, 2013. Of the 3,132 RSU’s granted on April 29, 2009, 783 will vest on April 29, 2010, April 29, 2011, April 29, 2012 and April 29, 2013.

Option Exercises and Stock Vested at 2009 Year End

The following tables includes certain information with respect to options exercised by our Name Officers, and restricted stock held by our named executive officers that vested, during the year ended December 31, 2009.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired		Value Realized
Name	On Exercise	on Exercise	on Vesting		on Vesting (5)
J. Cameron Drecoll			—		—
Lars Moller	—	—	52,500	(1)	$458,750
Matthew J. Gadow	71,940	$582,714	2,500		$27,250
Robert A. Paxton	—	—	27,581	(2)	$123,500
Jesse E. Collins, Jr.	—	—	21,129	(3)	$103,500
Stephanie K. Kushner	—	—	—		—
Stephen E. Graham	—	—	—		—
Kevin E. Johnson	—	—	2,000	(4)	$21,400

(1)                                Mr. Moller acquired 38,500 shares upon vesting after subtracting 14,000 shares to satisfy withholding taxes associated with the vesting of the RSUs.

(2)                                Mr. Paxton acquired 19,858 shares upon vesting after subtracting 7,723 shares to satisfy withholding taxes associated with the vesting of the RSUs.

(3)                                Mr. Collins acquired 15,846 shares upon vesting after subtracting 5,283 shares to satisfy withholding taxes associated with the vesting of the RSUs.

(4)                                Mr. Johnson acquired 1,440 shares upon vesting after subtracting 560 shares to satisfy withholding taxes associated with the vesting of the RSUs.

(5)                            Value realized on vesting was calculated based on the number of shares multiplied by the closing market price of the Company’s common stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

The tables below show potential payments to the named executive officers employed as of December 31, 2009, as if each named executive officer was terminated without cause, with good reason, for death or disability, or in connection with a change in control (each as defined in the applicable employee agreement). The amounts shown assume that termination was effective as of December 31, 2009, and are estimates of the amounts that would be paid to the executives upon termination.  The actual amounts to be paid can only be determined at the actual time of an executive’s termination.

J. Cameron Drecoll

	Involuntary Termination Without Cause	Good Reason	Death	Disability	Change In Control
Type of Payment	($)	($)	($)	($)	($)
Cash Severance	250,000	250,000	—	—	250,000
Stock Options	—	—	—	—	—
Restricted Stock	—	—	—	—	—
LTI Plan	—	—	—	—	—
Retirement Benefits	—	—	—	—	—
Welfare Benefits	14,201	14,201	—	—	15,489
Outplacement	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—

Total	$264,201	$264,201	$—	$—	$265,489

Lars Moller

	Involuntary Termination Without Cause	Good Reason	Death	Disability	Change In Control
Type of Payment	($)	($)	($)	($)	($)
Cash Severance	525,000	525,000	—	—	1,050,000
Stock Options	—	—	—	—	12,820
Restricted Stock	—	—	—	—	160,496
LTI Plan	—	—	—	—	—
Retirement Benefits	—	—	—	—	—
Welfare Benefits	21,302	21,302	—	—	23,233
Outplacement	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—

Total	$546,302	$546,302	$—	$—	$1,246,549

Stephanie K. Kushner

	Involuntary Termination Without Cause	Good Reason	Death	Disability	Change In Control
Type of Payment	($)	($)	($)	($)	($)
Cash Severance	731,250	731,250	—	243,750	1,218,750
Stock Options	—	—	—	—	—
Restricted Stock	—	—	—	—	202,252
LTI Plan	—	—	—	—	—
Retirement Benefits	—	—	—	—	—
Welfare Benefits	21,302	21,302	—	—	23,333
Outplacement	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—

Total	$752,552	$752,552	$—	$243,750	$1,444,335

Jesse E. Collins, Jr.

	Involuntary Termination Without Cause	Good Reason	Death	Disability	Change In Control
Type of Payment	($)	($)	($)	($)	($)
Cash Severance	412,500	412,500	—	—	412,500
Stock Options	—	—	—	—	7,423
Restricted Stock	—	—	—	—	—
LTI Plan	—	—	—	—	—
Retirement Benefits	—	—	—	—	—
Welfare Benefits	21,302	21,302	—	—	23,233
Outplacement	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—

Total	$433,802	$433,802	$—	$—	$443,156

Robert A. Paxton

	Involuntary Termination Without Cause	Good Reason	Death	Disability	Change In Control
Type of Payment	($)	($)	($)	($)	($)
Cash Severance	367,500	367,500	—	—	490,000
Stock Options	—	—	—	—	6,612
Restricted Stock	—	—	—	—	244,584
LTI Plan	—	—	—	—	—
Retirement Benefits	—	—	—	—	—
Welfare Benefits	21,302	21,302	—	—	23,233
Outplacement	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—

Total	$388,802	$388,802	$—	$—	$764,429

See “Termination of Employment Agreements” above for more information regarding potential payments due to our named executive officers in the event of their termination and/or a change in control of Broadwind.

2009 DIRECTOR COMPENSATION

On March 11, 2009, the Board of Directors approved the 2009 Board Compensation Program, which was declared effective as of January 1, 2009.  The 2009 Board Compensation Program replaced the 2007 Board Compensation Plan, which was terminated.  Prior to the effective date of the 2007 Board Compensation Plan, our directors did not receive compensation.

Under the 2009 Board Compensation Program:

•                  each eligible director (defined as a non-employee member of the Board of Directors who is not otherwise compensated by Broadwind) receives an annual equity grant of RSUs with an economic value of $25,000 and is paid a cash fee of $12,500 per calendar quarter for board membership, $1,250 for each Board of Directors or stockholder meeting that he or she personally attends and $750 for each Board of Directors or stockholder meeting that he or she telephonically attends;

•                  an outside chairman of the Board of Directors is paid an additional cash fee of $12,500 per calendar quarter for service on the Board of Directors;

•                  committee chairpersons are paid an additional cash fee of $3,750 per calendar quarter;

•                  committee members other than committee chairpersons are paid an additional cash fee of $1,250 per calendar quarter;

•                  committee chairpersons and members are paid $1,250 for each committee meeting that he or she personally attends and $750 for each committee meeting that he or she telephonically attends; and

•                  payments are made quarterly in arrears by the end of the first month following the quarter.

Pursuant to the 2009 Board Compensation Program, on June 9, 2009, each of Messrs. Lindstrom, Beynon, Fejes, Fox and Reiland were granted an RSU award of 2,688 shares of our common stock. The RSU awards will each vest one year after the date of grant.

Each non-employee director is eligible to participate in the Broadwind Energy, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), which was adopted by the Board of Directors on October 24, 2007.  The Deferred Compensation Plan is an unfunded deferred compensation arrangement subject to the provisions of Section 409A of the IRC.  During 2009, one of our directors elected to participate in the Deferred Compensation Plan. The value of each participant’s account is deemed invested in shares of Company common stock and is payable upon separation from service or, in the Administrator’s discretion, upon an unforeseeable emergency. There were no earnings on deferred compensation for 2009.

2009 Director Compensation Table

	Fees Earned or	Stock
Name	Paid in Cash (1) ($)	Awards (2) ($)	Total ($)
James M. Lindstrom	$146,250	$25,000	$171,250
Chairman of the Board of Directors

Charles H. Beynon	$108,000	$25,000	$133,000
Audit and Committee Chair

William M. Barrett (3)	$9,861	—	$9,861
Governance/Nominating Committee Chair

J. Cameron Drecoll	$0	—	$0
Chief Executive Officer

Terence P. Fox	$84,750	$25,000	$109,750
Director

David P. Reiland (5)	$120,906	$25,000	$145,906
Director

William T. Fejes, Jr. (4)	$74,361	$50,000	$124,361
Audit and Goverance Committee Chair

(1)                                 As described in the paragraphs directly preceding this Director Compensation Table in the section entitled “2009 Director Compensation,” the Board of Directors terminated the 2007 Board Compensation Plan and approved on March 11, 2009 the 2009 Board Compensation Program.  Accordingly, all fees earned in 2009 pertain to the 2009 Board Compensation Program.

(2)                                 Stock awards represents the gross grant date fair value of RSUs granted during 2009 in accordance with the FASB Topic 718 under the Broadwind Energy, Inc. 2007 Equity Incentive Plan assuming no forfeiture rates derived in the calculation of the grant date fair value of the awards.

(3)                                 Mr. Barrett served on our Board of Directors until his resignation in February 2009.

(4)                                 Mr. Fejes was appointed to our Board of Directors in February 2009, replacing Mr. Barrett who resigned in February 2009. Mr. Fejes was appointed to the Board’s Audit Committee and will serve as Chairman of the Board’s Governance/Nominating Committee.

(5)                                 Individual elected to defer Board of Director fees. The Company maintains a deferred compensation plan for certain key employees and nonemployee directors, whereby certain wages earned, compensation for services rendered, and discretionary company-matching contributions are deferred and deemed to be invested in the Company’s common stock. Changes in the fair value of the plan liability are recorded as charges or credits to compensation expense. The fair value of the plan liability to the Company is included in accrued liabilities in the Company’s consolidated balance sheets.